                                                                   EXHIBIT 10.15

                                   Sublease

     This Sublease is made as of this 28th day of June, 1999, between Eastman Kodak Company, a New Jersey corporation, having an office at 343 State Street, Rochester, New York 14650, hereinafter called "Sublandlord" and Data Return Corporation, a Texas corporation, having an office at 801 Stadium Drive, Suite 117, Arlington, Texas 76011, hereinafter called "Subtenant".

                                  Witnesseth:

     Whereas, by a certain Lease dated as of September 16, 1996 (the "Prime Lease") Sublandlord leases from 114 Millennium, Ltd., successor-in-interest to HMS Office, L.P. (the "Prime Landlord") approximately 22,663 net rentable square feet of space on the fourth (4th) floor in the building known as Millennium Center - East Tower, located at 222 Las colinas Boulevard in Irving, Texas (herein called the "Building"). The Prime Lease was amended by a certain First Amendment to Lease Agreement dated as of February 24, 1997 (the "First Amendment") which added certain additional space in the basement of the Building and on the 10th floor of the Building, to the premises originally leased by Sublandlord in the Prime Lease, but such additional space has been eliminated from the terms of the Prime Lease and the First Amendment is of no further force and effect; and

     Whereas, Subtenant desires to sublease certain premises from Sublandlord.

     Now, Therefore, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, Sublandlord and Subtenant stipulate, covenant and agree as follows:

     1. Premises. Sublandlord does hereby sublease to Subtenant all of the Leased Premises under the Prime lease, which Leased Premises are a portion of the Building consisting of approximately 22,663 square feet of rentable area on the fourth (4th) floor of the Building (the "Premises") as outlined on Exhibit "A" which is attached hereto and made a part hereof.

     2. Term. The term of this Sublease shall commence on the later to occur of
(a) July 1, 1999; or (b) the date on which the Required Improvements (as defined in Paragraph 6 herein) have been completed and the consent of Prime Landlord to
                                           ---
this Sublease has been received (the "Commencement Date") and shall expire on at 5:00 p.m. on October 31, 2001, unless sooner terminated. If the Commencement Date has not occurred by September 1, 1999, then Subtenant may terminate this Sublease upon written notice delivered to Sublandlord at any time prior to the Commencement Date.

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

     3. Uses.

          (a) By Subtenant. Subtenant shall use and occupy the Premises for
              ------------
general office purposes, but subject expressly, however, to the same limits imposed on Sublandlord under the Prime Lease.

          (b) By Sublandlord. Until the Rent Commencement Date (as hereinafter
              --------------
defined), Sublandlord's employees shall have the right to occupy approximately 1,400 square feet of the Premises, which occupancy shall be shared with Subtenant and its employees. Sublandlord shall pay no rent for such occupancy unless it fails to vacate the Premises on or before the Rent Commencement Date in which case the monthly installments of Base Rent to be paid by Subtenant for the use of the Premises beginning on the Rent Commencement Date shall be reduced by $0.0507 for each square foot of space occupied by Sublandlord's employees for each day of occupancy beyond the Rent Commencement Date. Sublandlord shall use reasonable efforts to fully vacate the Premises on or before the Rent Commencement Date.

     4. Rent. Beginning on the Commencement Date of this Sublease and continuing through the later to occur of either: (a) two (2) months following the Commencement Date; or (b) September 1, 1999, (such later date being called the "Rent Commencement Date"), Subtenant shall pay no annual base rent for its use of the Premises. Thereafter, beginning on the Rent Commencement Date and continuing throughout the term of this Sublease, Subtenant shall pay Sublandlord annual base rent (the "Base Rent") of Four Hundred Nineteen Thousand Two Hundred Sixty-Five and 50/100 Dollars ($419,265.50) payable in equal monthly installments of Thirty-Four Thousand Nine Hundred Thirty-Eight and 79/100 Dollars ($34,938.79) each. Rent for any portion of a month shall be prorated on a thirty (30) day basis. Rent payments will be delivered to Sublandlord's office located at 343 State Street, Rochester, New York 14650, Attention: Corporate Real Estate Office, or such other place as Sublandlord may designate.

     5. Additional Rent. It is understood that the Base Rent to be paid by Subtenant hereunder shall not be subject to any Base Rental Adjustment pursuant to the terms of Sections 3.2(b), 3.2(c), 3.2(d) and 3.2(e) of the Prime Lease. However, if Sublandlord is charged any additional rent due to additional services, air-conditioning, ventilating and heating at times other than Building Operating Hours (as defined in the Prime Lease), additional cleaning and janitorial services or otherwise pursuant to any other sections of the Prime Lease, such additional rent shall be paid entirely by Subtenant promptly following demand for same by Sublandlord.

     6. Preparation for Occupancy. Except as otherwise provided expressly herein, as of the Commencement Date, Subtenant shall accept the Premises in its then "as is" condition, in broom clean condition. Prior to the Commencement Date, Sublandlord shall be required to make certain improvements to the Premises (collectively, the "Required Improvements") which shall include only the following: (a) all furniture and other personal property of Sublandlord which Sublandlord intends to remove, shall have been removed from the Premises; (b) all telephone and data systems which Sublandlord intends to remove, shall have been removed from the Premises; and (c) access control system documentation relating to the Premises shall have been delivered to

Subtenant. Sublandlord shall not be required to perform tenant improvements of any kind or nature, and all such improvements and the performance thereof shall be subject to the provisions of this Sublease and the Prime Lease. Notwithstanding the foregoing, Subtenant shall not be liable for, and Subtenant shall not be deemed to have waived by taking possession of the Premises or otherwise, any violations of applicable laws (including applicable laws pertaining to health and the environment) or restrictive covenants or other encumbrances relating to the Building that: (i) occurred in whole or in part prior to the date hereof, including any violation continuing as of the date hereof; or (ii) result in whole or in part from the failure of the Building or the property upon which it is located (as opposed any particular operation or conduct of Subtenant in the Premises which may violate applicable laws or other provisions of this Sublease) to comply with applicable laws or restrictive covenants or other encumbrances (excluding, however, any such failure that is caused by alterations to the Building made by Subtenant); or (iii) result in whole or in part from the presence, release or disposal of asbestos or other hazardous materials on or from the Building or the land upon which it is located, excluding only hazardous material placed on the property by Subtenant or its agents, employees or representatives. Further, Subtenant shall have no liability to correct any violation of environmental laws or to indemnify Sublandlord for any violation of environmental laws unless such violation was caused by Subtenant's placement of hazardous materials in the Premises or by the placement of such hazardous materials in the Premises by Subtenant's agents, employees or representatives.

     7. INCORPORATION OF PRIME LEASE.

          (a)  Subordination to Prime Lease. This Sublease is subject and
               ----------------------------
subordinate to the Prime Lease. Except as otherwise specifically provided herein or as may be inconsistent with the terms hereof, all of the terms, covenants and conditions with which Sublandlord is bound to comply under the Prime Lease shall, to the extent only that they apply to the Premises, be binding upon Subtenant, and all of the obligations of Prime Landlord set forth in the Prime Lease shall, to the extent that they apply to the Premises, inure to Subtenant's benefit. In the case of any breach of this Sublease by Subtenant, Sublandlord shall have all the rights against Subtenant as would be available to the Prime Landlord against Sublandlord under the Prime Lease if such breach of the Prime Lease were by the Sublandlord. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublandlord and Subtenant shall be governed by the language of the various articles of the Prime Lease as if they were typed out in this Sublease in full, and for that purpose the words "Landlord", "Tenant" and "Lease" as used in the Prime Lease, shall read, respectively, "Sublandlord", "Subtenant" and "Sublease".

          (b)  Deletions; Modifications. For the purposes of this Sublease, the
               -------------------------
following provisions of the Prime Lease are hereby deleted or modified as follows:

                    (i)    Deletions: Delete the following:

                           A.  Section 2.3 entitled "Leasehold Improvements";

                           B.  Section 3.2(b) relating to "Base Rental
                               Adjustment";

                           C.  Section 3.2(c) relating to "Basic Costs";

                           D. Section 3.2(d) relating to Annual Reconciliation payment;

                           E.  Section 3.2(e) relating to certain "gross ups";

                           F.  Section 4.9 entitled "Satellite Communication
                               Dish";

                           G.  Section 7.1 entitled "Renewal Option";

                           H.  Section 7.2 entitled "Conversion Option";

                           I. Exhibit C-1 entitled "Tenant Improvements Work Schedule";

                           J.  Exhibit C-4 entitled "Critical Date Schedule";

                           K. Exhibit F entitled "Non-Disturbance, Attornment and Subordination Agreement";

                           L.  Exhibit J entitled ":License Agreement"; and

                           M.  Exhibit K entitled "OI Lease Provisions."

                    (ii)   Modifications: Modify the following:

                           A. Section 2.1 entitled "Term" in accordance with the provisions of Paragraph 2 herein;

                           B.  Section 3.1 entitled "Rental Payments" and
                               Section 3.2(a) entitled "Base Rental" in accordance with the provisions of Paragraph 4 herein.

                           C. Section 3.3 entitled "Security Deposit" in accordance with the provisions of Paragraph 13 herein;

                           D. Section 4.4 entitled "Graphics" in accordance with the provisions of Paragraph 17 herein;

                           E.  Section 5.5(a) relating to "Alterations,
                               Additions and Improvements" to require
                               Sublandlord's consent in addition to the consent of Prime Landlord and to delete subsection (3) therein such that all alterations, additions and
                                                 ---
                               improvements will require the consent of Sublandlord and, to the extent required by the terms of the Prime Lease, the consent of Prime Landlord;

                           F. Section 5.10 entitled "Subordination" such that no Non-Disturbance Agreement (as defined therein) will be provided to Subtenant.

                           G. Section 6.11 entitled "Casualty Insurance:" and .12 entitled "Liability Insurance" to name Sublandlord as an additional insured on all insurance policies of Subtenant; and

                           H. Section 6.17 entitled "Notices" in accordance with the provisions of Paragraph 9 herein.

                    (iii)  Representation Regarding Prime Lease. Sublandlord
                           ------------------------------------
hereby represents and warrants that a true and correct copy of the Prime Lease is attached hereto as Exhibit B, which exhibit is incorporated herein.
                      ---------

     8. Quiet Enjoyment; No Forfeiture.

          (a) Quiet Enjoyment. Sublandlord covenants and agrees with Subtenant
              ---------------
that upon Subtenant paying the rent and additional rent reserved in this Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Premises during the term; provided, however, that this Sublease shall automatically terminate upon termination of the Prime Lease. Sublandlord shall not during the term of this Sublease exercise any right or remedy under the Prime Lease to cause the termination of the Prime Lease with respect to the Premises, nor shall Sublandlord do or permit anything to be done which would constitute a default under the Prime Lease nor shall Sublandlord voluntarily agree to any such termination of the Prime Lease. Sublandlord will indemnify and hold harmless Subtenant from and defend Subtenant against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Subtenant may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture. In the event of any default by Sublandlord under the Prime Lease, Sublandlord shall use its best efforts to cure such default in such a manner as to avoid the termination of the Prime Lease.

          (b) No Forfeiture. Subtenant covenants and agrees that Subtenant shall
              -------------
not do or suffer or permit anything to be done which would constitute a default under the Prime Lease or would cause the Prime Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Landlord under the Prime Lease, and that Subtenant will indemnify and hold harmless Sublandlord from and defend Sublandlord against all claims, liabilities, losses and damages of any kind whatsoever (excepting special and consequential damages) that Sublandlord may incur by reason of, resulting from or arising out of any such cancellation, termination or forfeiture.

          (c) No Amendment. Sublandlord shall not amend or modify the Prime
              ------------
Lease or waive any rights of Sublandlord under the Prime Lease with respect to the Premises without the prior written consent of Subtenant. Sublandlord represents and warrants that, to the best of its knowledge, no default exists under the Prime Lease, and no event which with the giving of notice or the passage of time would result in a default, exists under the Prime Lease.

          (d) Waiver of Subrogation. By its consent hereto, Prime Landlord
              ---------------------
agrees that the waiver and release by Prime Landlord set forth in Section 6.14 of the Prime Lease (Waiver of Subrogation) shall be binding on Prime Landlord as to Subtenant and Subtenant agrees that the waiver and release by Sublandlord in
Section 6.14 of the Prime Lease (Waiver of Subrogation) shall be binding on Subtenant as to the Prime Landlord.

     9. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard to this Sublease will be validly given, made or served, if in writing and delivered personally, sent by nationally recognized overnight delivery service, or sent by United States certified mail, postage prepaid, return receipt requested, if to:

                Eastman Kodak Company
                Corporate Real Estate
                343 State Street
                Rochester, New York 14650-1265
                Attention: Lease Management Office.

Prior to the Rent Commencement Date:    After the Rent Commencement Date:
Data Return Corporation                 Data Return Corporation
801 Stadium Drive, Suite 117            222 W. Las Colinas Blvd., Suite 450
Arlington, Texas 76011                  Irving, Texas 75039
Attention: Robert Cox, Director of      Attention: Robert Cox, Director of
           Operations                              Operations

or to other such addresses as either party may, from time to time, designate in writing delivered in a like manner. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

        10. Assignment and Subletting. Subtenant agrees that it shall not assign, mortgage, transfer, pledge or encumber its interest in this Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Subtenant, in each case without first obtaining the prior written consent of Sublandlord, which consent Sublandlord will not unreasonably withhold or delay. No such assignment or sublease shall operate to release Subtenant from its obligations under this Sublease. Failure of Sublandlord to obtain the consent of Prime Landlord, if required, or submission by Subtenant of a proposed assignee or subtenant who, in the opinion of Sublandlord reasonably exercised, is a competitor of Sublandlord shall in each case be a reasonable and conclusive basis for withholding consent.

        Notwithstanding the foregoing, Subtenant shall be entitled to re-incorporate in the State of Delaware and transfer this Sublease and all other assets of Subtenant to such newly incorporated entity. Sublandlord hereby consents to such transfer, and Prime Landlord, by its consent hereto, shall be deemed to have consented to such transfer. Further notwithstanding the foregoing or anything in the Prime Lease to the contrary, a change in stock ownership of Subtenant pursuant to an initial public offering shall not be an assignment of this Sublease and shall be permitted hereunder and under the Prime Lease.

        11. Prime Landlord's Responsibilities. Subtenant recognizes that Sublandlord is not in position to furnish the services set forth in the Prime Lease, obtain an agreement of non-disturbance or to perform certain other obligations which are not within the control of Sublandlord, such as, without limitation, maintenance, repairs and replacements to the Building and the Premises, compliance with laws, and restoration of the Premises and the Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that Subtenant shall look solely to Prime Landlord to furnish all services and to perform all obligations agreed upon by Prime Landlord under the Lease to furnish and perform. Sublandlord shall not be liable to Subtenant or be deemed in default hereunder for failure of Prime Landlord to furnish or perform the same. However, whenever under the terms of the Prime Lease, Prime Landlord shall fail to perform any of its Prime Lease obligations pertaining to the Premises, Sublandlord will, upon the written request of Subtenant, use its reasonably diligent good faith efforts to enforce the Prime Lease and obtain Prime Landlord's compliance with its obligations thereunder. Additionally, Subtenant may, at its option, enforce Prime landlord's performance of the Prime Lease if and to the extent authorized by the terms of the Prime Lease, and Sublandlord shall cooperate with Subtenant in such enforcement.

     12.  CASUALTY AND CONDEMNATION.  Section 6.5, entitled "Casualty" and
Section 6.1, entitled "Condemnation", of the Prime Lease are modified to provide that if by operation of either of these two sections the Prime Lease is not terminated and continues in full force and effect, this Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two sections there shall be a proportionate abatement of annual rent and additional rent payable hereunder to the extent of damage to the Premises as determined by Prime Landlord, Sublandlord and Subtenant; provided, however, that such abatement shall in no event exceed the abatement granted to Sublandlord under the Prime Lease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by Sublandlord by reason of inconvenience, annoyance or injury to Subtenant's business arising from the necessity of effecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two sections or any other provision of the Prime Lease. Sublandlord acknowledges that it shall not exercise any termination rights under Section 6.5 and Section 6.1 of the Prime Lease without Subtenant's prior written consent, and if requested by Subtenant to exercise such termination rights, Sublandlord shall do so. Further, in the event of a condemnation with renders the remaining portion of the Premises insufficient in Subtenant's reasonable opinion, for the conduct of Subtenant's business therein, Subtenant shall have the right to terminate this Sublease by delivering written notice to Sublandlord within thirty (30) days after the occurrence of the taking or condemnation or sale in lieu thereof. Notwithstanding anything to the contrary in the Prime Lease, in the event a fire or other casualty renders the Premises insufficient in Subtenant's reasonable opinion for the conduct of Subtenant's business therein and such condition is reasonably anticipated to continue for a period of one hundred twenty (120) days after the occurrence of the fire or other casualty, Subtenant shall have the right to terminate this Sublease by delivering written notice to Sublandlord within sixty (60) days after the occurrence of the casualty. In the event of a fire or other casualty which damages the Premises, Subtenant shall not be obligated to rebuild or restore any leasehold improvements existing in the Premises on the Commencement Date, and provided that this Sublease is not terminated as provided herein, Sublandlord shall rebuild such leasehold improvements to the condition which existed immediately prior to such fire or other casualty within sixty (60) days after Prime Landlord's delivery of the Premises to Sublandlord.

     13. SECURITY DEPOSIT. Subtenant has paid Sublandlord on the execution and delivery of this Sublease the sum of SIXTY NINE THOUSAND EIGHT HUNDRED SEVENTY SEVEN DOLLARS AND 58 CENTS ($69,877.58) as security for the full and faithful performance of the terms, covenants and conditions of this lease on Subtenant's part to be performed or observed, including but not limited to payment of rent and additional rent in default or for any other sum which Sublandlord may expend or be required to expend by reason of Subtenant's default, including any damages or deficiency in reletting the demised Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublandlord. If Subtenant shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Subtenant's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Subtenant after the time fixed as the expiration of the demised term and after the removal of Subtenant and surrender of possession of the demised Premises to Sublandlord.

     14. SUBLANDLORD'S AND SUBTENANT'S RIGHTS TO REMEDY DEFAULTS. Sublandlord shall have the right, but shall not be obligated, to correct or remedy any default on the part of Subtenant under any provision of the Sublease or the Prime Lease (to the extent applicable to the Subtenant under the terms hereof) in respect of the Premises. Subtenant agrees that in the event Sublandlord shall correct or remedy any such default after the cure period therefor, Subtenant shall pay to Sublandlord the reasonable cost thereof, including reasonable expenses and attorney's fees, upon written demand therefor.
Subtenant shall have the right, but shall not be obligated, to correct or remedy any default after the cure period therefor on the part of Sublandlord under this Sublease or under the Prime Lease, and Sublandlord agrees that in such event, Sublandlord shall pay to Subtenant the reasonable cost thereof including reasonable expenses and attorney's fees upon written demand.

     15. BINDING EFFECT, ENTIRE AGREEMENT. This Sublease shall be binding on the parties hereto and their successors and assigns. This Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing, which is signed by both parties.

     16. BROKER. The parties warrant and represent that Baker Commercial Realty, Inc. and CB Richard Ellis, Inc. (the "Brokers") are the only real estate brokers involve in the negotiation, consummation and delivery of the Sublease. Except for the Brokers, the parties warrant and represent that no real estate broker, agent, salesperson or other party was involved in the negotiation, consummation and delivery of this Sublease and should this warranty and representation be contrary to fact, the party making such misrepresentation or breaking such warranty shall defend, indemnify and hold the other party harmless from and against any fees, costs, or expenses arising thereunder. Sublandlord shall pay Brokers pursuant to the terms of a separate agreement.

     17. GRAPHICS. Subtenant, at its sole cost and expense, shall be responsible for any signage desired by Subtenant. Subtenant shall obtain Prime Landlord's consent to any signage requested by Subtenant and Sublandlord shall not be entitled to approve any signage desired by Subtenant. All signage of Subtenant must be in full compliance with all laws, rules, regulations and ordinances, must be constructed and installed in a good and workmanlike manner, and must be removed (and all damage repaired) at the expiration or earlier termination of the term of this Sublease if required to be removed under the terms of the Prime Lease.

     18. APPLICABLE LAW. This Sublease shall be governed by the laws of the State of Texas.

     19. SEVERABILITY. If any term or provision of this Sublease, or the application thereof to any person or circumstance, will to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each provision of this Sublease will be valid and will be enforceable to the extent permitted by law.

     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sublease as of the day and year first above written.


EASTMAN KODAK COMPANY, SUBLANDLORD           DATA RETURN CORPORATION, SUBTENANT


BY:  /s/ MEE F. WING                         BY:  /s/ MICHELLE R. CHAMBERS
   --------------------------------             --------------------------------

NAME:    Mee F. Wing                         NAME:    Michelle R. Chambers
     ------------------------------               ------------------------------

TITLE:   Director, Real Estate               TITLE:   President & COO
      -----------------------------                -----------------------------